Exhibit 10.6

CANADIAN INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Canadian Intellectual Property Security Agreement (as amended, supplemented, restated, extended, renewed, or replaced from time to time, this “Agreement”) dated June 30, 2015, granted by Mad Catz, Inc. (the “Debtor”) in favour of NewStar Business Credit, LLC, a Delaware limited liability company, as Administrative agent (together with its successors and assigns, the “Secured Party”) for the benefit of the Lenders (as defined in the security agreement referred to below).

RECITALS:

WHEREAS, pursuant to the Security Agreement, dated as of the date hereof (as amended, restated, supplemented, or otherwise modified, the “Security Agreement”), the Debtor has granted security interests in favour of the Secured Party;

AND WHEREAS, the Secured Party may wish to record this Agreement with the Canadian Intellectual Property Office (“CIPO”);

THEREFORE, for good and valuable consideration, the receipt and adequacy of which are acknowledged, the Debtor hereby agrees with the Secured Party as follows:

SECTION 1. Defined Terms.  Initially capitalized terms used but not defined in this Agreement have the same meanings as in the Security Agreement.

SECTION 2. Grant of Security Interest in Intellectual Property.  As continuing security for the payment and performance of the Debtor’s Secured Obligations, the Debtor hereby grants to the Secured Party, for the benefit of the Lenders, a continuing, specific and fixed security interest (the “IP Security Interest”) in all the Debtor’s right, title and interest in, to and under all of the following intellectual property rights of the Debtor:

(a)

the trademarks and trademark licenses to which it is a party (collectively, the “Trademarks”) and all goodwill of the business connected with the use of, and symbolized by, each Trademark, which are listed on Schedule A attached hereto;

(b)

the patents, industrial designs, patent licenses and industrial design licenses to which it is a party (collectively, the “Patents”) and all divisionals, continuations, continuations, continuations-in-part, reissues, reexaminations or extensions of the Patents, which are listed on Schedule B attached hereto;

(c)	the copyrights of the Debtor and copyright licenses pursuant to which the Debtor is an exclusive licensee (collectively, the “Copyrights”), which are listed on Schedule C attached hereto; and

(d)

any other proprietary rights and intellectual property of the Debtor, including without limitation, formulations, manufacturing procedures, quality control procedures and product specifications relating to any products sold under the Patents, Copyrights, Trademarks and domain names of the Debtor

(collectively, the “IP Collateral”).

SECTION 3. Security Agreement.  The IP Security Interest is granted in conjunction with the security interests granted pursuant to the Security Agreement, and the Debtor hereby acknowledges and affirms that the rights and remedies of the Secured Party, on behalf of the Lenders, with respect to the IP Security Interest in the IP Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

SECTION 4. Termination.  Upon termination of the commitments in respect of all Secured Obligations and full and final payment and performance of the Secured Obligations, the Secured Party shall, upon request in writing by the Debtor and at the expense of the Debtor, cancel and discharge the IP Security Interest and execute and deliver to the Debtor such documents as shall be requisite to discharge the IP Security Interest.

SECTION 5. Governing Law.  This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the laws of the State of Texas without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of the Debtor may be found.

SECTION 6. Assignment.  The Secured Party may assign all of its rights and obligations under this Agreement. The Debtor shall not assign this Agreement or any of its rights or obligations under this Agreement. This Agreement shall enure to the benefit of the Secured Party and its successors (including any successor by reason of amalgamation or merger) and assigns and shall be binding on the Debtor, and its successors (including any successor by reason of amalgamation or merger).

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH DEBTOR IS A PARTY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS OF WHICH, the Debtor and Secured Party have duly executed this Agreement:

DEBTOR:

MAD CATZ, INC.

By:	/s/ Darren Richardson
Name: Darren Richardson Title: President & CEO

Canadian Intellectual Property Security Agreement - Borrower

SECURED PARTY:

NEWSTAR BUSINESS CREDIT, LLC

By:	/s/ Greg Gentry
Name: Greg Gentry
Title: SVP

Canadian Intellectual Property Security Agreement - Borrower

SCHEDULE A

TRADE-MARKS

REGISTERED TRADEMARKS AND PENDING TRADEMARK APPLICATIONS

Owner	Trademark Description	Registration Number
Mad Catz, Inc.	SHARKWIRE	1022045 (Expired)
Mad Catz, Inc.	SHARKWIRE ONLINE (& Design)	1022044 (Expired)
Mad Catz, Inc.	GAMESHARK	TMA510307
Mad Catz, Inc.	GAMESHARK PRO	TMA554819
Mad Catz, Inc.		TMA556528
Mad Catz, Inc.		TMA545731

Canadian Intellectual Property Security Agreement - Borrower

SCHEDULE B

PATENTS

ISSUED PATENTS AND PENDING PATENT APPLICATIONS

Nil.

SCHEDULE C

COPYRIGHTS

COPYRIGHT REGISTRATIONS AND PENDING COPYRIGHT APPLICATIONS

Nil.